-------------------------------
                            MORRISON & HECKER L.L.P.
                                Attorneys at Law

                               2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208


                                November 6, 1998


Kinder Morgan Energy Partners, L.P.
Kinder Morgan Operating L.P. "A"
Kinder Morgan Operating L.P. "B"
Kinder Morgan Operating L.P. "C"
Kinder Morgan Operating L.P. "D"
Kinder Morgan Natural Gas Liquids Corporation
Kinder Morgan C02, LLC
Kinder Morgan Bulk Terminals, Inc.
1301 McKinney Street, Suite 3450
Houston, Texas 77010

           Re:  Shelf Registration Statement: Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of a Registration Statement on Form S-3, as amended, (Registration No. 333-66931) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of Common Units ("Common Units") representing limited partner interests in the Partnership and/or debt securities of the Partnership ("Debt Securities") having an initial public offering price not to exceed $600 million, on terms to be determined at the time of the offering. We have also represented Kinder Morgan Operating L.P. "A", a Delaware limited partnership, Kinder Morgan Operating L.P. "B", a Delaware limited partnership, Kinder Morgan Operating L.P. "C", a
Delaware limited partnership, Kinder Morgan Operating L.P. "D", a Delaware limited partnership, Kinder Morgan Natural Gas Liquids Corporation, a Delaware corporation, Kinder Morgan CO2, LLC, a Delaware limited liability company, and Kinder Morgan Bulk Terminals, Inc., a Louisiana corporation (collectively, the "Guarantors"), in connection with the unconditional guarantee (the "Guaranties") of the senior Debt Securities by the Guarantors. The Debt Securities (and the Guaranties, if applicable) are to be issued in one or more separate series in accordance with the provisions of one or more indentures (each, an "Indenture") to be entered into between the Partnership and a trustee (and the Guarantors, if applicable).

      This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business law
(1991).  As a  consequence,  it  is  subject  to  a  number  of

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qualifications,  exceptions,  definitions,  limitations  on  coverage  and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the States of New York and Delaware. We express no opinion as to any matter arising under the laws of any other jurisdiction.

      In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement, including the Prospectus; (2) the Partnership's Second Amended and Restated Agreement of Limited Partnership dated January 14, 1998 (the "Partnership Agreement"); (3) the form of indenture to be filed as Exhibit 4.2 to the Registration Statement to be executed by the Partnership, the Guarantors and the trustee (the "Senior Debt Indenture"), pursuant to which senior Debt Securities and the Guaranties may be issued; (4) the form of indenture to be filed as Exhibit 4.3 to the Registration Statement to be executed by the Partnership and the trustee (the "Subordinated Debt Indenture"), pursuant to which subordinated Debt Securities may be issued and
(5) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

      Based on and subject to the foregoing and other qualifications set forth below:

      1. with respect to the Common Units, we are of the opinion that, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering and related matters and (b) the Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, then the Common Units will be validly issued and, on the assumption that the limited partners of the Partnership take no part in the control of the Partnership's business and otherwise act in conformity with the provisions of the Partnership Agreement (Articles VI and VII) regarding control and management of the Partnership, such Common Units will be fully paid and nonassessable

      2. with respect to Debt Securities and the Guaranties to be issued under the Senior Debt Indenture, we are of the opinion that, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Partnership, the Guarantors and the trustee; (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Partnership and the Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and the Guaranties, the terms of the offering thereof and related matters and (iv) such Debt Securities and Guaranties have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Guarantors upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities and Guaranties will be legally issued and will constitute valid and legally binding obligations of the Partnership and the Guarantors, respectively; and

      3. with respect to Debt Securities to be issued under the Subordinated Debt Indenture, we are of the opinion that, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Partnership and the trustee; (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and
(iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership.

      The General Qualifications apply to the opinions set forth above (the Remedies Opinion). In addition to the General Qualifications, we express no opinion as to the enforceability of any provisions contained in the Debt Securities or the Guaranties purporting to: (i) allow the acceleration of the maturity of any indebtedness or the exercise of any other rights without notice to the person or entity signatory thereto or bound thereby; (ii) restrict access to legal or equitable remedies (including, without limitation, proper jurisdiction and venue); (iii) establish evidentiary standards; (iv) waive the benefits of any statute of limitation or any applicable bankruptcy, insolvency or usury law or stay or extension law or waive any rights under any applicable statutes or rules hereafter enacted or promulgated; or (v) preserve and maintain a guarantor's liability despite the fact that the guaranteed debt is


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unenforceable due to illegality.  In addition,  the enforceability of the rights to indemnification contained in the Indentures may be limited by Federal or New York State laws or the policies underlying such laws. We note that the Trust Indenture Act provides that certain provisions of the Trust Indenture Act are automatically included in the Indentures unless expressly excluded. To the extent that the Indentures do not expressly exclude or waive such provisions of the Trust Indenture Act, such provisions may supersede or override similar provisions in the Indentures.

      For purposes of the opinions expressed above, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Common Units or Debt Securities offered thereby; (iii) all Common Units or Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Units or Debt Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

      We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement. We also consent to the incorporation by reference of this letter in a registration statement, if any, relating to the Registration Statement filed by the Partnership pursuant to Rule 462(b) of the Act. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                Very truly yours,

                               MORRISON & HECKER L.L.P.

                               /s/ Morrison & Hecker L.L.P.



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